                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                 3DSHOPPING.COM

                                     BYLAWS

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I.   CORPORATE OFFICES

  Section    1.1    Principal Office ......................................... 1
             1.2    Other Offices ............................................ 1

ARTICLE II.  SHAREHOLDERS MEETINGS ........................................... 1

  Section    2.1    Place of Meetings ........................................ 1
             2.2    Annual Meeting ........................................... 1
             2.3    Special Meeting .......................................... 2
             2.4    Notice of Shareholders' Meetings ......................... 2
             2.5    Manner of Giving Notice; Affidavit of Notice ............. 3
             2.6    Quorum ................................................... 3
             2.7    Adjourned Meeting; Notice ................................ 3
             2.8    Voting ................................................... 4
             2.9    Validation of Meetings; Waiver of Notice; Consent ........ 5
             2.10   Shareholder Action by Written Consent without a Meeting .. 5
             2.11   Record Date for Shareholder Notice, Voting and Giving
                    Consents ................................................. 6
             2.12   Proxies .................................................. 7
             2.13   Inspectors of Election ................................... 7

ARTICLE III. DIRECTORS ....................................................... 8

  Section    3.1    Powers ................................................... 8
             3.2    Number and Qualification of Directors .................... 8
             3.3    Election and Term of Office of Directors ................. 9
             3.4    Vacancies ................................................10
             3.5    Place of Meetings; Meetings by Telephone .................10
             3.6    Regular Meetings .........................................11
             3.7    Special Meetings .........................................11
             3.8    Quorum ...................................................11
             3.9    Waiver of Notice .........................................11
             3.10   Adjournment ..............................................12
             3.11   Notice of Adjournment ....................................12
             3.12   Action without Meeting ...................................12
             3.13   Fees and Compensation of Directors .......................12


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                                                                            Page

ARTICLE IV.  COMMITTEES ......................................................13

  Section    4.1    Committees of Directors ..................................13
             4.2    Meetings and Actions of Committees .......................13

ARTICLE V.   OFFICERS ........................................................14

  Section    5.1    Officers .................................................14
             5.2    Election of Officers .....................................14
             5.3    Subordinate Officers .....................................14
             5.4    Removal and Resignation of Officers ......................14
             5.5    Vacancies in Offices .....................................15
             5.6    Chairman of the Board ....................................15
             5.7    President ................................................15
             5.8    Vice Presidents ..........................................15
             5.9    Secretary ................................................15
             5.10   Chief Financial Officer ..................................16

ARTICLE VI.  INDEMNIFICATION OF DIRECTORS, AND OFFICERS,
             EMPLOYEES AND OTHER AGENTS ......................................16

  Section    6.1    Definitions ..............................................16
             6.2    Indemnification in Actions by Third Parties ..............17
             6.3    Indemnification in Actions by or in the Right
                    of the Corporation .......................................17
             6.4    Indemnification against Expenses .........................18
             6.5    Required Determinations ..................................18
             6.6    Advance of Expenses ......................................18
             6.7    Insurance; Other Financial Arrangements ..................19
             6.8    Effect of Amendments .....................................19
             6.9    Separability .............................................19
             6.10   Miscellaneous ............................................19

ARTICLE VII. RECORDS AND REPORTS .............................................20

  Section    7.1    Maintenance and Inspection of Share Register .............20
             7.2    Maintenance and Inspection of Bylaws .....................20
             7.3    Maintenance and Inspection of Other Corporate Records ....21
             7.4    Inspection by Directors ..................................21
             7.5    Annual Report to Shareholders; Waiver ....................21
             7.6    Financial Statements .....................................22

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                                                                            Page

ARTICLE VIII. GENERAL MATTERS ................................................22

  Section    8.1    Record Date for Purposes other than Notice and Voting ....22
             8.2    Checks, Drafts, Evidences of Indebtedness ................23
             8.3    Corporate Contracts and Instruments; How Executed ........23
             8.4    Certificates for Shares ..................................23
             8.5    Lost Certificates ........................................24
             8.6    Construction and Definitions .............................24

ARTICLE IX.  AMENDMENTS ......................................................24

  Section    9.1    Amendment by Shareholders ................................24
             9.2    Amendment by Directors ...................................24

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                 3DSHOPPING.COM



                                    ARTICLE I

                                CORPORATE OFFICES

     1.1 PRINCIPAL OFFICE.

     The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state, and the corporation has one or more business offices in such state, the board of directors shall fix and designate a principal business office in the State of California.

     1.2 OTHER OFFICES.

     The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1 PLACE OF MEETINGS.

     Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     2.2 ANNUAL MEETING.

     The annual meeting of shareholders shall be held on such date as shall be fixed by the board of directors from time to time. At the meetings, directors shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted that is within the power of the shareholders.

     2.3 SPECIAL MEETING.

     A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

     2.4 NOTICE OF SHAREHOLDERS' MEETINGS.

     All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted); or (ii) in the case of the annual meeting, those matters that the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board of directors intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code (the "Code"); (ii) an amendment of the articles of incorporation, pursuant to Section 901 of the Code; (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code; (iv) a voluntary dissolution of the corporation, pursuant to
Section 1900 of the Code; or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

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     2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

     Notice of any meeting of shareholders shall be given either personally or by first-class mail or, in the event the corporation has outstanding shares held of record by five hundred (500) or more persons on the record date for the shareholders' meeting, by third-class mail, or telegraphic or other written means of communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written means of communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.6 QUORUM.

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     2.7 ADJOURNED MEETING; NOTICE.

     Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of these Bylaws.

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
     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting the corporation may transact any business that has been transacted at the original meeting.

     2.8 VOTING.

     The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

     The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

     On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

     If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by the Code or by the articles of incorporation.

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
     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that such shareholder normally is entitled to cast) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice at the meeting prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates placed in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidate receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected.

     2.9 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.

     The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of, and presence at, that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of a matter required by these Bylaws or the Code to be included but not included in the notice of the meeting, if that objection is expressly made at the meeting.

     2.10 SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

     Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

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
     In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

     All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code; (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code; (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code; and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     2.11 RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS.

     For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code or by agreement.

     If the board of directors does not so fix a record date:

          (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

          (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given; or (ii) when prior action by the board has been taken, shall be the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

     The record date for any other purpose shall be as provided in Article VIII of these Bylaws.

     2.12 PROXIES.

     Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

     2.13 INSPECTORS OF ELECTION.

     Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

          (b) Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE III

                                    DIRECTORS

     3.1 POWERS.

     Subject to the provisions of the Code and any limitations in the articles of incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     3.2 NUMBER AND QUALIFICATION OF DIRECTORS.

     Subject to the next succeeding paragraph, the number of directors of the corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the articles of incorporation or by a bylaw duly adopted by the shareholders amending this Section 3.2. The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adapted either by the Board or the shareholders. The exact number of directors shall be five (5) until changed as provided in this Section 3.2. The indefinite number of directors may be changed, or a definite number fixed without provisions for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

     So long as the corporation has only one shareholder, the number of directors may be one or two, and so long as the corporation has only two shareholders, the number of directors may be two. The exact number of directors shall be set by a duly adopted resolution of the board of directors.

     3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS.

     Directors shall be elected at each annual meeting of shareholders to hold office until the next such annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Upon the corporation becoming a listed corporation (as defined in Section
301.5 of the California Corporations Code), the Board of Directors may elect, in its sole discretion, to create a staggered board divided into classes, to become effective at the next annual shareholders meeting; provided that the Board of Directors may only elect to create a staggered board if the number of directors in office at the time of the annual shareholders meeting at which the change becomes effective is greater than five. The directors (1) shall be divided into two classes if there are more than five and less than nine directors at the time of such shareholders meeting with one half of the directors or as close an approximation as possible in each class or (2) shall be divided into three classes if there are more than eight directors in office at the time of such shareholders meeting with one third of the directors or as close an approximation as possible in each class. If the board is divided into two classes, the successors to members of Class I shall be elected at the next annual meeting of shareholders following the annual meeting referred to in the preceding sentence and then every two years subsequent to that meeting and the successors to members of Class II shall be elected at the second annual meeting of shareholders following the annual meeting referred to in the preceding sentence and then every two years subsequent to that meeting. If the board is divided into three classes, the successors to members of Class I shall be elected at the next annual meeting of shareholders and then every three years subsequent to that meeting; the successors to members of Class II shall be elected at the second annual meeting of shareholders and then every three years subsequent to that meeting; and the successors to members of Class III shall be elected at the third annual meeting of shareholders and then every three years subsequent to that meeting.

     3.4 VACANCIES.

     Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

     3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

     Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or such other place designated by resolution of the board.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

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     3.6 REGULAR MEETINGS.

     Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

     3.7 SPECIAL MEETINGS.

     Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone or facsimile transmission to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally, or by telephone, facsimile transmission or telegram, it shall be delivered personally or by telephone or facsimile transmission or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

     3.8 QUORUM.

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.10 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees) and Section 317(e) of the Code (as to indemnification of directors).

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.9 WAIVER OF NOTICE.

     The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

     3.10 ADJOURNMENT.

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     3.11 NOTICE OF ADJOURNMENT.

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.7 of these Bylaws, to the directors who were not present at the time of the adjournment.

     3.12 ACTION WITHOUT MEETING.

     Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

     3.13 FEES AND COMPENSATION OF DIRECTORS.

     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES

     4.1 COMMITTEES OF DIRECTORS.

     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies in the board of directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the board or any committee;

          (d) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range set forth in the corporation's articles of incorporation or determined by the board of directors; or

          (g) the appointment of any other committees of the board of directors or the members of such committees.

     4.2 MEETINGS AND ACTION OF COMMITTEES.

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment) and Section
3.12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of the committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.


                                    ARTICLE V

                                    OFFICERS

     5.1 OFFICERS.

     The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

     5.2 ELECTION OF OFFICERS.

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by, and shall serve at the pleasure of, the board, subject to the rights, if any, of an officer under any contract of employment.

     5.3 SUBORDINATE OFFICERS.

     The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

     5.4 REMOVAL AND RESIGNATION OF OFFICERS.

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5 VACANCIES IN OFFICES.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     5.6 CHAIRMAN OF THE BOARD.

     The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these Bylaws. If there is no president, the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

     5.7 PRESIDENT.

     Subject to such supervisory powers, if any, as may be given by the board of directors, to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors and these Bylaws.

     5.8 VICE PRESIDENTS.

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the president or the chairman of the board.

     5.9 SECRETARY.

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation, or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

     5.10 CHIEF FINANCIAL OFFICER.

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.


                                   ARTICLE VI

                   INDEMNIFICATION OF DIRECTORS, AND OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     6.1 DEFINITIONS

     For purposes of this Article VI, the following terms shall have the following meanings:

          (a) "Agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation or of another enterprise at the request of the predecessor corporation.

          (b) "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

          (c) "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article VI, the corporation's Articles of Incorporation and/or the Code.

     6.2 INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.

     To the extent not inconsistent with California law as in effect from time to time, the corporation shall, subject to Section 6.5, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor, as contemplated by Section 6.3) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     6.3 INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

     To the extent not inconsistent with California law as in effect from time to time, the corporation shall, subject to Section 6.5, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. The foregoing notwithstanding, indemnification may not be made for (i) any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then, only to the extent that the court shall determine; (ii) amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     6.4 INDEMNIFICATION AGAINST EXPENSES

     Except as otherwise required or prohibited by the Code, to the extent that a director (including a member of a committee of the Board of Directors), officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.2 and 6.3 of these bylaws, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

     6.5 REQUIRED DETERMINATIONS

     Except as provided in Section 6.4 of these bylaws, any indemnification under Sections 6.2 or 6.3 of these bylaws, unless advanced pursuant to Section
6.6 of these bylaws, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because he or she has met the applicable standard of conduct, if any, set forth in Sections 6.2 or 6.3 or these bylaws, as applicable. Such determination shall be made by any of the following:

          (a) By the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (b) If a majority of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;

          (c) By the approval of the shareholders, as defined in the Code, with the shares owned by the person to be indemnified not be entitled to vote thereon;

          (d) By the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

     6.6 ADVANCE OF EXPENSES

     Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by this Article VI.

     6.7 INSURANCE; OTHER FINANCIAL ARRANGEMENTS.

     The corporation shall have the power to purchase and maintain insurance or make other financial arrangements on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability.

     6.8 EFFECT OF AMENDMENTS.

     No amendment of this Article VI or the Articles of Incorporation shall impair the rights described herein in effect as to particular agents at the time of such amendment.

     6.9 SEPARABILITY.

     The provisions of this Article VI are separable, and if any provision be held invalid, all other provisions are fully in effect and such invalid provision shall only be curtailed to the extent necessary to make such provision enforceable, it being the intent of this Article VI that the corporation indemnify its agents to the maximum extent permitted by law.

     6.10 MISCELLANEOUS.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI are subject to the following additional provisions:

          (a) The indemnification authorized herein shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent additional rights to indemnification are authorized in the Articles of Incorporation. The indemnification provided by this Article VI for acts, omissions or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation.

          (b) The rights to indemnity hereunder shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

          (c) The rights to indemnity hereunder are not intended to be denied or limited by these bylaws or the Articles of Incorporation, but are rather intended to be accorded to the party due indemnification to the greatest extent permitted by law.

          (d) Nothing contained in these bylaws shall affect any right to indemnification to which persons other than directors and officers may be entitled by contract or otherwise.


                                   ARTICLE VII

                               RECORDS AND REPORTS

     7.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER.

     The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and, if required to do so by the rules of the Securities and Exchange Commission, has filed with the Securities and Exchange Commission any notices relating to the election of directors, may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) business days' prior written demand on the corporation; (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) business days after the demand is received or five (5) business days after the date specified in the demand as the date as of which the list is to be compiled.

     The record of shareholders shall also be open to inspection and copying on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

     Any inspection and copying under this Section 7.1 must be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     7.2 MAINTENANCE AND INSPECTION OF BYLAWS.

     The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in such state, the original or a copy of these Bylaws, as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws, as amended to date.

     7.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

     The accounting books and records, and the minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors, shall be kept at such place or places designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

     The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     7.4 INSPECTION BY DIRECTORS.

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporation. Such inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

     7.5 ANNUAL REPORT TO SHAREHOLDERS; WAIVER.

     The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these Bylaws for giving notice to shareholders of the corporation.

     The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

     The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by less than one hundred (100) holders of record.

     7.6 FINANCIAL STATEMENTS.

     A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for thirty-six (36) months; and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, such report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request, if such request is made more than one hundred twenty (120) days after the close of that fiscal year.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement that it has prepared and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.


                                  ARTICLE VIII

                                 GENERAL MATTERS

     8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

     For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, that shall not be more than sixty (60) days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

     If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     8.2 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.

     All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

     8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

     The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.4 CERTIFICATES FOR SHARES.

     A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or a vice president and by the chief financial officer, treasurer, or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

     In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     8.5 LOST CERTIFICATES.

     Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.6 CONSTRUCTION AND DEFINITIONS.

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

     9.1 AMENDMENT BY SHAREHOLDERS.

     Subject to the requirements of any applicable statutes or regulations, new Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     9.2 AMENDMENT BY DIRECTORS.

     Subject to the rights of the shareholders as provided in Section 9.1 of these Bylaws, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a Bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.

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